Exhibit 99.1

United States Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended October 31, 2023

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$55,706,056
Realized Gain (Loss) on Swap Contracts	20,513,209
Unrealized Gain (Loss) on Market Value of Commodity Futures	31,976,820
Unrealized gain (loss) on Fair Value of Swap Contracts	7,853,394
Dividend Income	804,462
Interest Income	3,626,552
ETF Transaction Fees	19,000
Total Income (Loss)	$120,499,493

Expenses
General Partner Management Fees	$559,872
Professional Fees	95,143
Brokerage Commissions	155,256
Directors' Fees and insurance	29,423
License fees	13,997
Total Expenses	$853,691
Net Income (Loss)	$119,645,802

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 10/1/23	$1,156,223,419
Additions (15,500,000 Shares)	109,136,344
Withdrawals (44,300,000 Shares)	(336,756,752)
Net Income (Loss)	119,645,802

Net Asset Value End of Month	$1,048,248,813
Net Asset Value Per Share (140,984,588 Shares)	$7.44

To the Limited Partners of United States Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended October 31, 2023 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596